                                                     Exhibit 1.2


                     PRICING AGREEMENT


DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
MERRILL LYNCH & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
CREDIT LYONNAIS SECURITIES (USA) INC.
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York  10172



                                                 October 27, 1999



Dear Sirs:


Southern Union Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Purchase Agreement, dated October 27, 1999 (the "Purchase Agreement"), between the Company on the one hand and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC ("B of A"), Chase Securi-ties Inc. ("Chase") and Credit Lyonnais Securities (USA) Inc. (Credit Lyonnais") on the other hand, to issue and sell to DLJ, Merrill Lynch, B of A, Chase and Credit Lyonnais (collectively, the "Underwriters") the Securities specified in Schedule II hereto (the "Offered Securities"). The Offered Securities will be issued pursuant to an Indenture dated as of January 31, 1994 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. Each of the provisions of the Purchase Agree-ment is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Closing Time (as defined in the Purchase Agreement) and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined. Your address referred to in such Section 11 are set forth at the end of Schedule II hereto.

The Registration Statement has been declared effective by the Commission. An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Offered Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Purchase Agreement incorporated herein by reference, and on the basis of the representations and warranties contained herein and therein, the Company agrees to issue and sell to each Under-writer, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I hereto.


                                  [Signatures on following page.]

If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Purchase Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.


                                Very truly yours,

                                SOUTHERN UNION COMPANY


                                By
                                   ------------------------------
                                   Name:
                                   Title:


Confirmed and accepted as of
the date first above written:


  DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
  MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
  BANC OF AMERICA SECURITIES LLC
  CHASE SECURITIES INC.
  CREDIT LYONNAIS SECURITIES (USA) INC.

By:  Donaldson, Lufkin & Jenrette
     Securities Corporation



     By
        ----------------------------
        Name:
        Title:

     For itself, Merrill Lynch & Co.,
     Merril Lynch, Pierce, Fenner &
     Smith Incorporated, Banc of
     America Securities LLC, Chase
     Securities Inc. and Credit
     Lyonnais Securities (USA) Inc.
     and as Representative of the
     other Underwriters listed in
     Schedule I hereto


                                              Schedule I
                                                  to
                                               Pricing
                                              Agreement
                                      Dated: October 27, 1999



                                              Principal
                                              Amount of
                                               Offered
                                              Securities
                                                to be
            Underwriter                       Purchased
            -----------                       ---------

Donaldson, Lufkin & Jenrette
  Securities Corporation................     $105,000,000


Merrill Lynch, Pierce, Fenner &
  Smith Incorporated....................      105,000,000

Banc of America Securities LLC..........       30,000,000

Chase Securities Inc....................       30,000,000

Credit Lyonnais Securities
  (USA) Inc.............................       30,000,000
                                             ------------
                            Total            $300,000,000

                                             Schedule II
                                                 to
                                               Pricing
                                              Agreement

                                        Dated: October 27, 1999



                      SOUTHERN UNION COMPANY

                   8 1/4% Senior Notes Due 2029


Principal amount to be issued:        $300,000,000

Current ratings:                      Baa2/BBB+

Interest rate:                        8 1/4%, payable semi-
                                      annually on May 15 and
                                      November 15, beginning
                                      May 15, 2000

Date of maturity:                     November 15, 2029

Redemption provisions:                Not callable

Sinking fund requirements:            None

Initial public offering price:        99.565 % of the principal
                                      amount plus accrued
                                      interest from November 3,
                                      1999.

Purchase price:                       98.69 % of the principal
                                      amount plus accrued
                                      interest from November 3,
                                      1999 (payable by wire
                                      transfer of immediately
                                      available funds).

Closing date, time and location:      November 3, 1999, 10:00
                                      a.m. at the offices of
                                      Weil, Gotshal & Manges LLP,
                                      counsel to the Underwriters

Delayed delivery contracts:           Not authorized

Listing requirement:                  None